UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2009

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously announced, on July 14, 2009, CareFusion Corporation (“CareFusion”), a wholly owned subsidiary of Cardinal Health, Inc. (“Cardinal Health”), entered into a Purchase Agreement dated July 14, 2009 (the “Purchase Agreement”) pursuant to which it agreed to sell $250 million aggregate principal amount of 4.125% senior notes due 2012 (the “2012 Notes”), $450 million aggregate principal amount of 5.125% senior notes due 2014 (the “2014 Notes”) and $700 million aggregate principal amount of its 6.375% senior notes due 2019 (the “2019 Notes”, and together with the 2012 Notes and the 2014 Notes, the “Notes”) to the initial purchasers named in the Purchase Agreement (the “Initial Purchasers”).

The closing of the sale of the Notes occurred on July 21, 2009. The proceeds from the offering after deducting the Initial Purchasers’ discount but before other offering expenses are estimated to be approximately $1.374 billion. The offer and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. CareFusion offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers will sell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act. CareFusion relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an Indenture dated as of July 21, 2009 between CareFusion and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture dated July 21, 2009 (the “Indenture”).

The 2012 Notes will mature on August 1, 2012, the 2014 Notes will mature on August 1, 2014 and the 2019 Notes will mature on August 1, 2019. In each case, interest will be paid on each February 1 and August 1, commencing February 1, 2010.

CareFusion may redeem the Notes prior to maturity, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed or the sum of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to its present value, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 45 basis points in the case of the 2012 Notes, 45 basis points in the case of the 2014 Notes and 50 basis points in the case of the 2019 Notes, plus in each case, accrued and unpaid interest on the amount being redeemed to the date of redemption. In addition, if CareFusion undergoes a change of control and experiences a below investment grade rating event, each as defined in the Notes, CareFusion may be required to repurchase all of the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

CareFusion expects to use the net proceeds from the sale of the Notes to pay a special dividend to Cardinal Health in connection with Cardinal Health’s planned spin-off of CareFusion through the distribution of at least 80.1% of CareFusion’s outstanding common stock to Cardinal Health’s shareholders (the “Spin-Off”). Proceeds from the offering were deposited in an escrow account established pursuant to an escrow agreement dated July 21, 2009 between CareFusion and Deutsche Bank Trust Company Americas, as escrow agent, to be released in connection with the Spin-Off. If the Spin-Off is not consummated prior to 2:00 p.m. (New York City time) on November 1, 2009, or if Cardinal Health publicly announces that it has determined to abandon the Spin-Off prior to November 1, 2009, CareFusion will be required to redeem the Notes for a mandatory redemption price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest.

In connection with the sale of the Notes, CareFusion entered into a registration rights agreement, dated July 21, 2009, with the Initial Purchasers. Under the registration rights agreement, CareFusion agreed to use its commercially reasonable best efforts to file and cause to become effective a registration statement with respect to an exchange of the Notes no later than the 366th day after the issue date of the Notes. CareFusion also agreed to file, if obligated, a shelf registration statement relating to the resale of the Notes if the exchange offer is not consummated within the required time period.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

From time to time, the financial institutions party to these agreements or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Cardinal Health and its affiliates for which they have received, and will receive, customary fees and expenses. In particular, Deutsche Bank AG, Goldman Sachs Bank USA and UBS Loan Finance LLC or their affiliates serve as lenders under Cardinal Health’s revolving credit facility. Goldman Sachs Bank USA or its affiliate serves as a dealer under Cardinal Health’s commercial paper program. In addition, Deutsche Bank AG, Goldman Sachs Bank USA and UBS Loan Finance LLC serve as lenders under CareFusion’s revolving credit facilities and bridge facility.

The foregoing descriptions of the purchase agreement, indenture and registration rights agreement are qualified in their entirety by reference to the copies of the agreements filed as exhibits to this Form 8-K.

In addition, on July 22, 2009, Cardinal Health entered into a Separation Agreement with CareFusion that sets forth, among other things, the agreements between Cardinal Health and CareFusion regarding the principal transactions necessary to effect the Spin-Off. It also sets forth other agreements that govern certain aspects of Cardinal Health’s ongoing relationship with CareFusion after the completion of the Spin-Off. A summary of certain important features of the Separation Agreement can be found in CareFusion’s information statement, which was attached as Exhibit 99.1 to CareFusion’s Amendment No. 6 to its Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 22, 2009, under the section entitled “Our Relationship With Cardinal Health Following The Distribution—The Separation Agreement”, which is incorporated by reference into this Item 1.01. The description of the Separation Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement attached hereto as Exhibit 2.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 14, 2009, CareFusion sold $250 million aggregate principal amount of its 2012 Notes, $450 million aggregate principal amount of 2014 Notes and $700 million aggregate principal amount of its 2019 Notes in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in reliance on Regulation S of the Securities Act. CareFusion relied on these exemptions based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are senior unsecured obligations of CareFusion and rank equally with all of CareFusion’s existing and future unsecured senior debt and senior to all of the CareFusion’s existing and future subordinated debt. The Notes are effectively subordinated to the liabilities of CareFusion’s subsidiaries, including trade payables and the guarantees by certain of its subsidiaries of CareFusion’s revolving credit facilities. The Notes also effectively rank junior in right of payment to any existing and future secured debt of CareFusion to the extent of the value of the assets securing such debt.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1	Separation Agreement, dated July 22, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation*

4.1	Registration Rights Agreement, dated July 21, 2009, among CareFusion Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC

4.2	Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee

4.3	Supplemental Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee

10.1	Purchase Agreement, dated July 14, 2009, among CareFusion Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC

*	The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: July 22, 2009	By:	/s/ Stuart G. Laws
	Name:	Stuart G. Laws
	Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Separation Agreement, dated July 22, 2009 by and between Cardinal Health, Inc. and CareFusion Corporation*

4.1	Registration Rights Agreement, dated July 21, 2009, among CareFusion Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC

4.2	Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee

4.3	Supplemental Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee

10.1	Purchase Agreement, dated July 14, 2009, among CareFusion Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC

*	The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.